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                                                                     EXHIBIT 5.1



                                 July 5, 1996

Danielson Holding Corporation
767 Third Avenue
New York, New York 10017-2023

Ladies and Gentlemen:

     We have acted as counsel to Danielson Holding Corporation, a Delaware corporation ("Danielson"), in connection with the preparation of a Registration Statement on Form S-4 (No.333-)(the "Registration Statement") which was filed by Danielson with the Securities and Exchange Commission on July __, 1996 (as such Registration Statement may be amended from time to time, the "Registration Statement"). The Registration Statement relates to the registration by Danielson under the Securities Act of 1933, as amended, of up to 1,621,336 shares of Common Stock, par value $0.10 per share, of Danielson (the "Common Stock") and 1,297,069 shares of Series A Cumulative Perpetual Preferred Stock, par value $0.10 per share of Danielson (the "Preferred Stock, and together with the Common Stock, the "Shares").

     In rendering the opinions expressed below, we have been furnished with and, without independent investigation but with your consent have relied upon
(i) certificates of officers, directors and representatives of Danielson with respect to certain factual matters, and (ii) certificates, documents, instruments and assurances of public officials as we have deemed appropriate or advisable. We have also examined originals or copies identified to our satisfaction as being true copies, of the documents listed below, and we have made no independent investigation of any factual information contained therein or contained in any documents incorporated by reference or otherwise referred to therein (collectively, the "Documents"):

     A. Registration Statement (together with the form of proxy statement/prospectus forming a part thereof);

     B. Certificate of Incorporation of Danielson;

     C. Certificate of Designation Preferences, Rights and Limitations of the Preferred Stock;

     D. Bylaws of Danielson; and

     E. Minutes of Meetings of the Board of Directors of Danielson relating to the transactions contemplated by the Registration Statement.
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Danielson Holding Corporation
July 5, 1996
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     In addition, for the purposes of the opinions rendered herein, we have assumed with your permission and without independent verification:

     (a) that all signatures of all persons signing all Documents in connection with which the opinions are rendered are genuine and authorized;

     (b) that all Documents submitted to us as true copies, whether certified or not, conform to authentic original Documents; and

     (c) that all Documents submitted to us as originals or duplicate originals are authentic original documents.

     Based upon the foregoing, we are of the opinion:

     (1) Danielson has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware.

     (2) The Shares have been duly authorized and, upon issuance and delivery thereof in the manner contemplated by the Registration Statement, will be validly issued, fully paid and nonassesable.

     We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

     We hereby consent to the reference of our name in the Registration Statement and to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

     This opinion is being rendered only to you for your exclusive benefit and is intended to be relied upon by you in connection with the transactions contemplated by the Registration Statement. This opinion may not be used for any other purpose, or relied on by any other person, firm or entity for any purpose, without our prior written consent.

                                       Very truly yours,


                                       /s/ Anderson Kill Olick & Oshinsky, P.C.
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                                       ANDERSON KILL OLICK & OSHINSKY, P.C.

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